Report of Independent Auditors


To the Shareholders and Board of Trustees of Dreyfus Premier Fixed Income Funds

In planning and performing our audit of the financial statements of Dreyfus Premier Fixed Income Funds (comprising, respectively, Dreyfus Premier Core Bond Fund and Dreyfus Premier Corporate Bond Fund) for the year ended October 31,
2003, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Dreyfus Premier Fixed Income Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are  relevant  to  an  audit  pertain to the entity's  objective  of  preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters
in   internal  control  that  might  be  material  weaknesses  under  standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters
involving   internal  control  and  its  operation,  including   controls   for
safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2003.

This report is intended solely for the information and use of management and the Board of Trustees of Dreyfus Premier Fixed Income Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



                                       ERNST & YOUNG LLP

New York, New York
December 15, 2003